SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 28, 2004

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                             GRAND RAPIDS, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49546
                                   (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800


===============================================================================

Item 5.   Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, dated April 127, 2004 entitled-"SIX NEW WINDSTOR SALES AGENTS INCREASE TOTAL TO NINE". The press release is in its entirety below:

PRESS RELEASE

SIX NEW WINDSTOR SALES AGENTS INCREASE TOTAL TO NINE

Tuesday April 27, 5:20 pm ET


BRIGHTON, MI, April 27 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd. (OTC:MKBY.PK - News) has signed commission sales agent agreements with six additional companies to introduce WindStor(SM) on an exclusive client basis to their customers. MKBY now has a grand total of nine Agents serving clients across the USA. WindStor(SM) is a renewable energy cost reduction system, without capital costs, for buildings and industry in "urban" and "remote" locations to purchase onsite generated "Green Energy" under long-term, fixed-rate, power supply agreements. WindStor generates electricity from a DERMOND Wind Turbine DWT(SM), stores electricity in a battery, and a proprietary "System Integrator" governs the distribution of electricity.

The six additional Agents including business description and their coordinates are as follows:

    - S4i LLC is a specialist in providing innovative and proven energy conservation products. Recently, S4i was designated as the exclusive North American Master Distributor for UK based MotorBoss Soft Start, Energy Optimizing, solutions for AC Motor applications. S4i's responsibility includes maintaining inventory, providing technical support and overseeing sales and marketing activities for MotorBoss sales agents all across the USA and Canada. "We at S4i work hard to research and attain unique, cost effective solutions that offer excellent returns on investment for our clients. WindStor is a great addition to our menu of solutions." stated S4i President Cary Wohlin. Grand Rapids, Michigan - 616-656-2010 - www.s4i.net

    - MTI Lighting Specialists, Inc is a full-service energy management company that has provided professional lighting and energy conservation products and services since 1989, as well as lighting design and energy upgrades that incorporate state-of-the-art technologies that meet or exceed federal regulations and lower the cost of doing business through a significant reduction in electrical expense. "Our scope of services allows us to present cost-effective solutions to our customers' needs to reduce energy costs. We are extremely excited to have the opportunity to present WindStor Systems to our clients because it represents a renewable, sustainable, source of energy that will help solve the energy crisis." stated MTI CEO Bryan Zaplitny. Brighton, Michigan - 248-446-9502 - www.mti-energy.com

    - Diversified Property Services "DPS" is a provider of project management, turn-key corporate relocation and facilities management services, including high speed internet access planning and installation. DPS provides a single source solution for facility needs throughout the USA and Canada. "DPS is very pleased to be entering into this relationship with WindStor to provide our client base with an alternate energy solution. WindStor's approach will not only save our clients' money, but will provide them with the additional back up energy assurances they have been demanding." stated DPS CEO Jennifer Tallman-McLean. Southfield, Michigan - 248-386-9500 - www.dpsllc.com

    - Thompson & Associates is an energy consulting firm that specializes in demand side reduction, energy efficient technologies, energy management and renewable/alternative energy solutions. Thompson has a consultancy agreement with a major Energy Services Company for performance contracting including wind and solar projects. "We look forward to working with the WindStor Team for advancement of Governor Schwarzenegger's and the Western Governors Associations objective for utilizing relatively untapped but hugely promising possibilities of: solar, wind, zero-emission coal, biomass, and energy conservation.", stated Jeff Thompson, Owner. Carmichael, California - 916-961-4601 - thompsonassociates@ix.netcom.com

    - New Found Energy, LLC offers alternative energy solutions, facility equipment upgrades, demand reduction technology and equipment servicing contracts for a wide variety of end users. New Found also represents one of the nation's premier energy service companies. "We are very excited about our new alliance with McKenzie Bay. Our clients will find that a combination of greater independence from the electrical grid with minimal front-end cost and future rate stability is a compelling reason to implement a Windstor system." stated Bill Irving, Owner. Carmichael, California - 916-481-0575 - www.NewFoundEnergy.com

    - Dan Beauchamp & Associates, Inc. has provided business management solutions since 1982 focused on financial management, marketing, risk management and records management to more than 4,000 businesses. Market sectors include manufacturing, general business, accounting, banking, legal, dental, hospital and related medical services.
       Ann Arbor, Michigan - 734-426-0997 - dbeauchamp2802@comcast.net


This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

---------------------------------------------------------
Source: McKenzie Bay International Ltd.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:April 28, 2004

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director